SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2010

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

C. R. Bard, Inc. (the “Company”) offers a relocation assistance program for employees who relocate at our request and whose relocation meets certain mileage and other criteria. We believe this program offers sufficient assistance to encourage employees to accept the relocation and to remain focused on the new opportunity. The relocation program provides a relocating executive who is eligible for benefits under this program with financial assistance, both in selling his or her existing home and in purchasing a new residence. It also provides assistance with moving, temporary housing and cost of living adjustments. The program requires the employee to enter into a relocation agreement and provides that if an employee voluntarily terminates employment with the Company within 24 months of the effective date of relocation, the employee (i) forfeits any remaining payments that may be due under the relocation program, and (ii) will be required to repay in full all relocation expenses paid to the employee or incurred by the Company on the employee’s behalf. In certain cases, the Company has increased this period to 36 months, including for executive officers, emphasizing the long-term commitment associated with the relocation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

By:	/S/ TODD C. SCHERMERHORN
Name:	Todd C. Schermerhorn
Title:	Senior Vice President and Chief Financial Officer

April 5, 2010